Exhibit 4.3

EXECUTION COPY

BRIGHT HORIZONS ACQUISITION CORP.

to be merged with and into BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

$300,000,000 11 1/2% Senior Subordinated Notes due 2018

INDENTURE

Dated as of May 28, 2008

WILMINGTON TRUST COMPANY

Trustee

i

SECTION 13.07	Rules by Trustee, Paying Agent and Registrar	130
SECTION 13.08	Legal Holidays	130
SECTION 13.09	GOVERNING LAW	130
SECTION 13.10	No Recourse Against Others	130
SECTION 13.11	Successors	130
SECTION 13.12	Multiple Originals	130
SECTION 13.13	Table of Contents; Headings	131
SECTION 13.14	Severability	131
SECTION 13.15	No Adverse Interpretation of Other Agreements	131

EXHIBITS

EXHIBIT A	FORM OF SECURITY

EXHIBIT B	RESTRICTED LEGEND

EXHIBIT C	DTC LEGEND

EXHIBIT D	REGULATION S CERTIFICATE

EXHIBIT E	RULE 144A CERTIFICATE

EXHIBIT F	INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

EXHIBIT G	CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT H	TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

EXHIBIT I	SUPPLEMENTAL INDENTURE

SCHEDULES

SCHEDULE 1.01	CERTAIN INVESTMENTS

SCHEDULE 4.03	CERTAIN DEBT

v

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N/A
311 (a)	7.11
(b)	7.11
(c)	N/A
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)(1)	N/A
(b)(2)	7.06
(c)	13.02
(d)	7.06
314 (a)	4.02; 4.09
(b)	N/A
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	13.04
(d)	N/A
(e)	13.05
(f)	N/A
315 (a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	13.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
(c)	2.14; 9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04

318 (a)	13.01
(b)	N/A
(c)	13.01

N/A means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of May 28, 2008, among BRIGHT HORIZONS ACQUISITION CORP. (formerly known as Swingset Acquisition Corp.), a Delaware corporation, to be merged with and into Bright Horizons Family Solutions, Inc. (the “Issuer”), BRIGHT HORIZONS CAPITAL CORP. (formerly known as Swingset Holdings Corp.), a Delaware corporation (“Holdco”), as Initial Guarantor, the guarantors from time to time party hereto and Wilmington Trust Company, a Delaware banking corporation, as trustee (or any successor trustee, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 11 1/2% Senior Subordinated Notes due 2018 to be issued on the Issue Date and (ii) if and when issued as provided in a Registration Rights Agreement, the Issuer’s 11 1/2% Senior Subordinated Notes due 2018 issued in a Registered Exchange Offer (as defined below) in exchange for any Securities referred to in clause (i):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Debt of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person’s merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning set forth in a Registration Rights Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“AHYDO Amount” means the amount of the “Special Mandatory Redemption” required to be paid to holders of the Holdco Securities following the fifth anniversary of the Issue Date pursuant to Section 3.08 of the Holdco Indenture, as in effect on the date hereof.

“Applicable Premium” means, with respect to any Security at any redemption date prior to May 28, 2013, the excess of (A) the present value at such time of (1) the redemption price of such Security at May 28, 2013 (such redemption price being set forth in the table in Section 3.07(a)) plus (2) all required interest payments due on such Security through May 28, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security on the date of redemption, provided, however, that in no event shall the Applicable Premium be less than zero.

“Asset Sale” means:

(1) the sale, conveyance or other voluntary disposition of any assets or rights (including by way of merger or consolidation or a sale and leaseback) of the Issuer or any of its Restricted Subsidiaries (excluding the sale of any Equity Interest of the Issuer), and

(2) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer’s Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or any of its Restricted Subsidiaries), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value of not less than $2.5 million with respect to any transaction or series of related transactions and not less than $5.0 million in the aggregate during any fiscal year.

Notwithstanding the foregoing, the following shall not be Asset Sales:

(a) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Issuer, any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary that is a Guarantor or a transfer of assets by the Issuer to a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor;

(b) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to any non-Wholly Owned Restricted Subsidiary that is not a Guarantor or a transfer of assets by the Issuer to any non-Wholly Owned Restricted Subsidiary that is not a Guarantor; provided that the aggregate fair market value of transfers and issuances made pursuant to this clause (b) shall not exceed $15.0 million;

(c) the making of any Restricted Payment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture), the making of any Permitted Investment or the granting of any Lien permitted by Section 4.10;

(d) any disposition of property or assets (including inventory and accounts receivable) of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, or that have become uneconomic, obsolete, damaged or worn out or that constitute a surplus property of the Issuer and its Restricted Subsidiaries, or that are no longer used or useful in the conduct of business of the Issuer and its Restricted Subsidiaries (excluding any such dispositions pursuant to or in contemplation of the discontinuation of any operation or division);

(e) the disposition of Cash Equivalents or cash;

(f) leases, subleases, assignments, licenses or sublicenses of real, personal or intellectual property in the ordinary course of business;

(g) the disposition of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, in each case under Section 1031 of the Internal Revenue Code or otherwise;

(h) dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) transfers of property subject to casualty, condemnation or eminent domain proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

(j) voluntary terminations of Hedging Obligations;

(k) any disposition in a manner permitted pursuant to the provisions described under Section 5.01 or 5.02 hereof or any disposition that constitutes a Change of Control;

(l) any issuance or sale of Equity Interests in, or Debt or other securities of an Unrestricted Subsidiary; and

(m) any sale and leaseback transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date and such sale and leaseback transaction occurs within one hundred eighty (180) days (or, solely to the extent that such party has entered into a binding agreement for such sale and leaseback transaction in writing during such 180-day period, within two hundred seventy (270) days before or after the acquisition or construction (as applicable) of such property, and in each case to the extent the Attributable Debt with respect thereto is permitted by Section 4.03.

“Attributable Debt” means, on any date, in respect of any Capital Lease Obligation (including any sale and leaseback transaction) of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

“Bain” means Bain Capital, LLC.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” or “group,” as such terms are used in Section 13(d)(3) of the Exchange Act, such person or group shall be deemed to have Beneficial Ownership of all shares of Capital Stock that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any authorized committee of the Board of Directors of such Person;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bright Horizons” means Bright Horizons Family Solutions, Inc.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State or the state in which the Corporate Trust Office is located are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation is the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a partnership, unlimited liability company or limited liability company, partnership or membership interests (whether general or limited); and

(3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States, Canada, the United Kingdom or any other member state of the European Economic Area or any Participating Member State or (b) issued by any agency of the United States, Canada, the United Kingdom or any other member state of the European Economic Area or any Participating Member State, the obligations of which in the case of any securities issued by the United States or Canada are backed by the full faith and credit of the United States or Canada, in each case maturing within one year after such date, or in the case of securities issued by any agency of the United Kingdom or any other member state of the European Economic Area or any Participating Member State, the obligations of which have an equivalent credit rating to that country or member state, as the case may be, and in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of any of the foregoing or any political subdivision or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits with, certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of (1) the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (2) Canada, the United Kingdom or any other member state of the European Economic Area or any Participating Member State, in each case satisfying capital and credit rating requirements which are at least equivalent to those set forth in clause (1), and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events after the Issue Date:

(1) the sale, lease or transfer of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole (other than by way of merger, amalgamation or consolidation) other than to one or more Permitted Holders; and

(2) any transaction or event, the result of which is that

(a) at any time before an IPO, Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of Equity Interests representing at least 50% of the total voting and economic power of the Equity Interests of Holdco; and

(b) at any time on or after an IPO (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of Voting Stock representing more than 45% of the total voting or economic power of the Equity Interests of Holdco, and (ii) one or more Permitted Holders is not the Beneficial Owner, directly or indirectly, of Voting Stock representing a greater percentage of the total voting and economic power of the Equity Interests of Holdco.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Commodity Hedging Agreements” means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in commodities prices.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) without duplication, to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Issuer and the Restricted Subsidiaries for such period:

(a) Consolidated Interest Expense, plus amounts excluded from Consolidated Interest Expense in clauses (x), (y) and (z) thereof and plus amounts set forth in clauses (2) and (3) of the definition of Fixed Charges;

(b) provision for taxes based on income or profits or capital (or any alternative in lieu of), including federal, state, franchise, excise and similar taxes paid or accrued during such period, and penalties and interest relating to any tax examinations, including any distributions and dividends made to Holdings with respect thereto pursuant to clause (3)(b) of the definition of “Specified Affiliate Payments”;

(c) depreciation and amortization expense of such Person and its Restricted Subsidiaries on a consolidated basis and otherwise determined in accordance with GAAP;

(d) any other non-cash charges reducing Consolidated Net Income excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period;

(e) any fees, expenses or charges (other than depreciation or amortization expense) in respect of third parties related to any issuance of Equity Interests, Investments made pursuant to clause (4) of the definition of Permitted Investments, any other Permitted Investment or Investment permitted by Section 4.04, disposition, recapitalization or incurrence or repayment of Debt permitted to be incurred by this Indenture (including a refinancing thereof) and any such transaction consummated prior to the Issue Date (in each case whether or not successful), including any amendment or other modification of any debt instrument, including the Securities, the Holdco Securities and the Senior Credit Facilities (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with FAS 141(R) and gains or losses associated with FIN 45);

(f) the amount of management, monitoring, consulting and advisory fees paid (or accrued) in such period under the Management Agreement to the Sponsor to the extent otherwise permitted under Section 4.07 hereof (but not including any indemnities and expenses and additional termination and transaction fees paid in such period under the Management Agreement);

(g) the amount of (x) extraordinary or non-recurring losses and expenses (including all fees and expenses related thereto), (y) expenses or costs incurred in connection with being a public company prior to the Issue Date not to exceed $2.5 million or (z) integration, consolidation and closing (including lease termination) costs for facilities in an aggregate amount pursuant to this clause (z) not to exceed $10.0 million;

(h) any net loss from discontinued operations, subject to and consistent with an audit review;

(i) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(j) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption;

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Cash Flow or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Cash Flow pursuant to clause (2) below for any prior period and not added back,

(l) any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(m) any non-cash compensation charge or expense (including accruals and reserves for future cash items), including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive program; and

(n) any unrealized loss resulting in such period from obligations under any Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; minus

(2) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for the Issuer and its Restricted Subsidiaries for such period:

(a) any non-cash gains for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated Net Income in such prior period;

(b) any net unrealized gain resulting in such period from the items referred to in clauses (1)(i) and (1)(j) above;

(c) any net income from discontinued operations, subject to and consistent with audit review;

(d) the amount of all extraordinary or non-recurring gains (less all fees and expenses related thereto); and

(e) any cash payments made in connection with or with respect to stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive program with respect to an accrual or reserve therefore in a prior period added back pursuant to clause (1)(m) above;

in each case, as determined on a consolidated basis for the Issuer and the Restricted Subsidiaries; provided, that there shall be excluded in determining Consolidated Cash Flow any currency translation gains and losses (including the net loss or gain resulting from Currency Agreements), to the extent otherwise included in the applicable income statement.

For purposes of determining Consolidated Cash Flow for any period that includes the quarterly periods ending September 30, 2007, December 31, 2007 and March 31, 2008, the Consolidated Cash Flow for each such quarterly period shall be deemed to be $25,890,000, $28,445,000 and $28,640,000, respectively, in each case (without duplication of any items enumerated in clause (1) or (2) above), prior to giving effect to any pro forma adjustments otherwise provided for in this Indenture.

“Consolidated Fixed Charge Coverage Ratio” means with respect to any Person for any period consisting of such Person’s and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems or repays any Debt (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Preferred Stock, in each case subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

For purposes of making the computation referred to above, Specified Transactions that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Specified Transactions or discontinued operations (and the reduction or increase of any associated Fixed Charges, and the change in Consolidated Cash Flow, resulting therefrom, including as a result of any Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Specified Transaction or discontinued an operation, that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction or discontinued operations had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a Specified Transaction or discontinued operations, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense (including that portion attributable to Capital Lease Obligations) of the Issuer and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Debt of the Issuer and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net payments, if any, made (less net payments, if any, received) pursuant to Interest Rate Agreements, but excluding, however, (x) amortization of original issue discount resulting from issuance of Debt at less than par in connection with the Transactions, (y) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, and (z) any fees payable to the agents under the Existing Credit Facility on or before the Issue Date.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP excluding, without duplication:

(1) any extraordinary (net of any tax effect) gains, losses, costs, charges or expenses and any gains or losses (net of any tax effect) attributable to Asset Sales or returned surplus assets of any Pension Plan;

(2) (i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies and (ii) the effects of adjustments in such Person’s financial statements resulting from the application of purchase accounting during such period;

(3) any cash expenses incurred in connection with the Transactions not exceeding $35.0 million and paid on or prior to December 31, 2008;

(4) the income (or loss) of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

(5) solely for purposes of determining Consolidated Net Income under clause (iii) (A) of Section 4.04(a), the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or that is, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends or similar distributions has been waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(6) any net after tax effect of income (loss) from the early extinguishment or conversion of (i) Debt or (ii) Hedging Obligations;

(7) any non-cash and (to the extent paid on or substantially concurrently with the Issue Date) cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parents in connection with the Transactions; and

(8) any non-cash charges relating to deferred financing charges related to the Transactions and up to $9.0 million of upfront fees associated with the Senior Credit Facility in effect on the date hereof when recognized as an expense.

“Corporate Trust Office” means the office of the Trustee specified in Section 13.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities” means, with respect to the Issuer and the Issuer’s Restricted Subsidiaries, one or more debt facilities, indentures, instruments or agreements (including the Senior Credit Facility), receivables facilities or commercial paper facilities with banks, insurance companies or other institutional lenders or investors providing for revolving credit loans, term loans, mortgages, guarantees, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities (including any appendices, exhibits or schedules to any of the foregoing), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and any one or more debt facilities, indentures, instruments or agreements, receivables facilities or commercial paper facilities with banks, insurance companies or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, mortgages, guarantees, notes, factoring or other receivables financing or letters of credit or other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders (if more than one such facility, each individually, a “Credit Facility”).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Subsidiary is a party or of which it is a beneficiary.

“Debt” means, with respect to any Person (without duplication):

(1) any indebtedness of such Person, whether or not contingent,

(a) in respect of borrowed money; or

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances; or

(c) representing the balance deferred and unpaid of the purchase price of any property or services, except (i) any such obligations incurred under ERISA, (ii) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing Capital Lease Obligations; or

(e) representing any Hedging Obligations,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:

(a) the fair market value of such asset at such date of determination; and

(b) the amount of such indebtedness of such other Persons;

(3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

(4) any Disqualified Stock of such Person.

provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include guarantees of obligations not constituting Debt incurred in the ordinary course of business.

Except as otherwise expressly provided in this definition, or in the definition of “Disqualified Stock” the amount of any Debt outstanding as of any date shall be:

(1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

(3) the accreted value thereof, in the case of any Debt issued at a discount to par; or

(4) except as provided above, the principal amount or liquidation preference thereof, in the case of any other Debt.

“Default” means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

“Default Interest Rate” means a rate equal to 2% per annum.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of or collection or payment on, such Designated Non-Cash Consideration.).

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the accounting or financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof.

“Designated Senior Debt” means:

(1) any Senior Debt outstanding under the Senior Credit Facility; and

(2) any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Issuer by notice to the Trustee as “Designated Senior Debt.”

“Disqualified Equity Interests” means Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock).

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

(2) convertible into or exchangeable at the option of the holder thereof at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities for Capital Stock referred to in clause (1) above or Debt.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04; and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its direct or indirect parents or Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which it shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Employee Benefit Plan” means any Multiemployer Plan or Pension Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, at the relevant time, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdco or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdco or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdco or such Subsidiary and with respect to liabilities arising after such period for which Holdco or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means an offer by the Issuer to the Holders of any Initial Securities to exchange outstanding Securities for Exchange Securities, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Exchange Securities” means the Securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Securities (except that (i) such Exchange Securities will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Excluded Cash Contributions” means net cash proceeds, Cash Equivalents or cash contributions designated as such pursuant to Section 4.04(b)(2).

“Existing Credit Facility” means that certain First Amended and Restated Credit Agreement dated as of October 1, 2007 between the Issuer, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and JPMorgan Chase Bank, N.A., as syndication agent, as amended prior to the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all dividends or other distributions paid (excluding items eliminated in consolidation and distributions of Equity Interests (other than Disqualified Stock)) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

(3) all dividends or other distributions paid (excluding items eliminated in consolidation and distributions of Equity Interests (other than Disqualified Stock)) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States or any political subdivision thereof and any Restricted Subsidiary of a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

“Global Security” means a Security in registered global form without interest coupons.

“Government Notes” means non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“GS Purchasers” is defined in the definition of “Initial Purchasers.”

“GS Parties” means, collectively, the Initial Purchasers and their Affiliates (other than portfolio companies) who hold any of the Securities, including, without limitation, Affiliates (other than portfolio companies) of The Goldman Sachs Group, Inc.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

“Guarantors” means:

(1) the Initial Guarantor;

(2) each of the Issuer’s Subsidiaries that execute Securities Guarantees other than any Foreign Subsidiary;

(3) each other Subsidiary that executes and delivers a Security Guarantee after the Issue Date; and

(4) their respective successors and assigns hereunder,

in each case until released from its Security Guarantee in accordance with the terms of this Indenture. On the Issue Date, each of the Issuer’s Subsidiaries that guarantee the Senior Credit Facility shall execute Securities Guarantees.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

“Holdco Indenture” means the Indenture pursuant to which the Holdco Securities are to be issued.

“Holdco Securities” means Holdco’s 13% Senior Notes due 2018 to be issued pursuant to the Holdco Indenture.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Control Group” means (i) the Sponsor, (ii) any Person making an investment in the Issuer concurrently with the Sponsor on or following the Issue Date and (iii) any Person who is an officer or otherwise a member of management of the Issuer and its Subsidiaries on the Issue Date; provided that, in no event shall the Sponsor own a lesser percentage of Voting Stock than any other person or group referred to in clauses (ii) and (iii).

“Initial Purchasers” means GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd., (the “GS Purchasers”) and/or the limited partners of the GS Purchasers.

“Initial Securities” means the Securities issued on the Issue Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (but excluding Guarantees of Debt not otherwise prohibited from being incurred under this Indenture), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04 hereof:

(1) “Investments” shall include the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investor Controlled” means any person or group of which the Sponsor or any Person who is an officer or otherwise a member of management of the Issuer and its Subsidiaries Beneficially Owns more than 50% of the total voting or economic power of the aggregate Capital Stock of Holdco held directly or indirectly by such person or group.

“IPO” means the first public offering of common stock of Holdco or a direct or indirect parent holding company thereof.

“Issue Date” means May 28, 2008.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA as it applies after a TIA Event, each other obligor on the Securities.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreements” means that certain Management Agreement, dated as of May 28, 2008, among Bright Horizons Solutions Corp., Holdco, the Issuer and Bain Capital Partners, LLC.

“Merger Agreement” means the Agreement and Plan of Merger among Holdco, the Issuer and Bright Horizons, dated as of January 14, 2008.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA in respect of which Holdco or any of its Subsidiaries has or could reasonably be expected to have liability, contingent or otherwise under ERISA.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt of the Issuer and its Restricted Subsidiaries that is not subordinated to the Securities and required (other than as required by Section 4.06(b)(1) or 4.06(c)(2)) to be paid as a result of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer and its Restricted Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Officers” means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

“Officer’s Certificate” means a certificate signed by one Officer.

“Offshore Global Security” means a Global Security representing Securities issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a signed written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officer’s Certificate, without any independent investigation.

“Pari Passu Debt” means any senior subordinated Debt of the Issuer or any Restricted Subsidiary that is a Guarantor that ranks pari passu in right of payment with the Securities or the relevant Security Guarantee.

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to the Economic and Monetary Union.

“Passive Holding Company” means any direct or indirect parent of the Issuer that owns 100% of the Capital Stock of the Issuer and does not:

(1) directly incur any Debt other than the Security Guarantee, the Guarantee of the Senior Credit Facility and the Holdco Securities;

(2) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than Liens on assets and properties pursuant to the Senior Credit Facility; or

(3) own any Equity Interests in any Person (other than the Issuer and its Subsidiaries) or own any other material assets.

“Payment” means, for purposes of Articles 10 and 12 and with respect to the Securities and Security Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, or any other amount on, of or in respect of the Securities or the Security Guarantees, any other acquisition of Securities or Security Guarantees and any deposit into the trust described in Article 8. The verb “pay” has a correlative meaning.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to Section 412 or 430 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which Holdco or any of its Subsidiaries has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Permanent Offshore Global Security” means an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

“Permitted Business” means the businesses and any services, activities or businesses incidental, or directly related or similar to, any line of business conducted or proposed to be conducted by the Issuer and its Subsidiaries as of the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is reasonably related, complementary, ancillary or incidental to any of those businesses.

“Permitted Holder” means any of (i) the Sponsor, (ii) any Person who is an officer or otherwise a member of management of the Issuer and its Restricted Subsidiaries on the Issue Date and (iii) solely on or after an IPO, any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the entities or persons referred to in clauses (i) and (ii) are members, provided that any such group is Investor Controlled; and, provided, further, that the Persons referred to in clause (ii) of this definition shall constitute Permitted Holders only to the extent such Persons do not hold, in the aggregate, more than 10% of the voting and economic power of the Equity Interests of Holdco.

“Permitted Investments” means:

(1) any Investment by the Issuer in any Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor, or by a Restricted Subsidiary in the Issuer or another Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor (of which no more than $17.5 million at any time outstanding (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value) shall be any Investments by a Domestic Subsidiary in a Wholly Owned Restricted Subsidiary that is a Foreign Subsidiary and provided, further, that Investments permitted pursuant to clause (4) below and Investments in a Wholly Owned Restricted Subsidiary to effect Investments pursuant to clause (4) below shall not be deemed to reduce the above referred amount);

(2) any Investment by the Issuer in any non-Wholly Owned Restricted Subsidiary that is not a Guarantor, or by a Restricted Subsidiary in another Restricted Subsidiary that is a non-Wholly Owned Restricted Subsidiary that is not a Guarantor provided that the fair market value of such Investment, taken together with all other Investments made pursuant to this clause (2) that are at that time outstanding shall not exceed $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(3) any Investment in (a) cash or Cash Equivalents or (b) to the extent determined by the Issuer in good faith to be necessary for local currency working capital requirements of a Foreign Subsidiary, other cash equivalents, provided in the case of clause (b), the Investment is made by the Foreign Subsidiary having such requirements

(4) (i) any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment:

(A) (x) such Person becomes a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or (y) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor,

(B) no Event of Default shall have occurred or be continuing or will result therefrom, and

(C) (x) immediately after giving effect to such Investment, either (I) the Issuer could incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception on a pro forma basis taking into account such Investment or (II) the Consolidated Fixed Charge Coverage Ratio immediately after such Investment is greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such Investment (the

“Acquisition Ratio Test”), or (y) immediately after giving effect to such Investment (and prior to the application of any adjustment to the purchase consideration provided for within this clause (y)), the aggregate amount of such Investments that do not qualify under the Acquisition Ratio Test will not exceed $25.0 million (excluding any such Investment described on Schedule 1.01 and purchase consideration to the extent funded from Excluded Cash Contributions or the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer or any of its direct or indirect parent companies); provided, that for purposes of determining the purchase consideration of such Investment, the purchase consideration shall be measured at the time such Investment was made and shall be reduced by Net Proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of property acquired in connection with such Investment and sold pursuant to a sale and leaseback transaction completed within 270 days after such Investment; provided, further, that upon the earlier of (I) the 271st day following such Investment or (II) a determination by the management of the Issuer that there will be no further sale and leaseback transactions with property acquired in connection with such Investment, the Acquisition Ratio Test shall be recalculated for such Investment (for the avoidance of doubt, including any rent expenses associated with the sale and leaseback transaction) and, if the Acquisition Ratio Test is satisfied upon recalculation, the purchase consideration (as adjusted) shall be excluded from the amounts available pursuant to this clause (y); and

(ii) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger consolidation, amalgamation or transfer;

(5) any securities or assets received or other Investments made as a result of the receipt of non-cash consideration in connection with an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any disposition of assets not constituting an Asset Sale (except for dispositions exempt from such definition pursuant to clause (b) of the exceptions thereto);

(6) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer or any of its direct or indirect parent companies;

(7) loans and advances to employees, officers, directors and consultants of Holdco and its Subsidiaries (i) for reasonable and customary business-related travel,

entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdco (or any direct or indirect parent thereof)(provided that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity) or (iii) advances of payroll payments to employees in the ordinary course of business, in an aggregate principal amount for all such loans and advances pursuant to this clause (7) not to exceed $5.0 million in the aggregate at any time outstanding;

(8) Investments (i) in any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Issuer and its Restricted Subsidiaries;

(9) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Investment (i) described in Schedule 1.01 and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Issue Date, including Investments as set forth on the disclosure schedules to the Merger Agreement, and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Securities in any material respect);

(11) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture;

(12) Guarantees of Debt permitted under Section 4.03 and performance guarantees in the ordinary course of business for the benefit of the Issuer or any of its Restricted Subsidiaries and the creation of liens on assets of the Issuer or any of its Restricted Subsidiaries in compliance with Section 4.10;

(13) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition; and

(14) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $35.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Wholly Owned Restricted Subsidiary or Guarantor and otherwise complies with clause (4) above at the time such Person becomes a Wholly Owned Restricted Subsidiary or Guarantor, such Investment shall thereafter be deemed permitted under clause (4) above and shall not be included as having been pursuant to this clause (14).

“Permitted Junior Securities” means debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all then outstanding Senior Debt of the Issuer, at least to the same extent that the Securities are subordinated to the payment of all Senior Debt of the Issuer, on the Issue Date, and so long as in the case of debt securities, such debt securities:

(a) are unsecured;

(b) do not have terms (and are not subject to or entitled to the benefit of any instrument or agreement that has terms) that are more burdensome to the Issuer and its Restricted Subsidiaries (or other issuer or obligor) than are the Securities; and

(c) to the extent that the same are to be guaranteed, shall only be guaranteed by the Issuer and its successors and those Restricted Subsidiaries of the Issuer that have guaranteed the Senior Debt of the Issuer (as such Senior Debt may be modified pursuant to any such reorganization or readjustment) and such guarantees shall be subordinated at least to the same extent as the Security Guarantees are subordinated to the payment of all Senior Debt of a Restricted Subsidiary that is a Guarantor; provided that in the bankruptcy, reorganization, insolvency, receivership or similar proceeding giving rise to such plan, and under such plan, the class comprised of the Holders of the Securities is separately classified from any class comprised of holders of Debt under the Credit Facilities.

“Permitted Liens” means:

(1) Liens securing Senior Debt of the Issuer or any Restricted Subsidiary that is a Guarantor or Debt of a Restricted Subsidiary that is not a Guarantor (in each case including related Obligations) that was permitted by the terms of this Indenture to be incurred;

(2) Liens in favor of the Issuer or any Restricted Subsidiary;

(3) Liens on property (including proceeds and products thereof and after-acquired property that is affixed or incorporated into the property covered by such Lien) (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged or amalgamated into or consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger, amalgamation or consolidation and do not extend to any assets other than those acquired or those of the Person so acquired (including through merger, amalgamation or consolidation) and proceeds and products thereof and after-acquired property that is affixed or incorporated into the property covered by such Lien;

(4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer and not incurred in contemplation thereof, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

(5) Liens to secure the performance of bids, tenders, trade or government contracts (other than for the payment of Debt), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds, or deposits as security for contested taxes or import duties or for the payment of rent, or other obligations of a like nature incurred in the ordinary course of business;

(6) without limitation of clause (1), Liens to secure Debt (including Capital Lease Obligations or Acquired Debt) incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of any property or equipment, in each case covering only the assets acquired, constructed, improved or leased with such Debt or the Capital Stock of any Person owning such assets; provided that such Debt is incurred within 270 days after the later of such purchase or completion of such construction or improvement or commencement of full operation of the property subject to the Lien; provided, further that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender (except (i) with respect to a cross-collateralization of Debt of the Issuer and any of its Restricted Subsidiaries with Debt of any Person acquired pursuant to a Permitted Investment, and (ii) the cross-collateralization of any financing of equipment of any of the Issuer or any Restricted Subsidiary that is a Guarantor with any equipment of any Person other than the Issuer or any Restricted Subsidiary that is a Guarantor);

(7) Liens existing on the Issue Date (not otherwise constituting Permitted Liens);

(8) Liens imposed by law such as (A) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet overdue for a period of more than 10 Business Days be, or that are being contested in good faith and by appropriate actions provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens, pledges or deposits in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other types of social security laws or similar legislation;

(10) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit;

(11) (A) easements, rights-of-way, restrictions, encroachment, and other similar encumbrances and minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary; (B) any interest or title of a lessor or sublessor on any real property leased by the Issuer or any Restricted Subsidiary and (C) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property real property;

(12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default under clause (7) of Section 6.01(a) hereof, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(13) Liens (a) on assets or properties subject to a Permitted Lien securing Debt permitted by this Indenture to be incurred, securing Interest Rate Agreements in respect of such Debt or (b) securing Hedging Obligations entered into in the ordinary course of business;

(14) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Debt secured by any Lien referred to in clauses (3), (4), (6) or (7), provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(15) Liens on the Capital Stock or Debt of Unrestricted Subsidiaries;

(16) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(17) any provision for the retention of title to an asset by the vendor or transferor of such asset if such asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(18) Liens on any escrow account used in connection with pre-funding Permitted Refinancing Debt in accordance with the definition thereof;

(19) licenses of patents, copyrights, trademarks and other intellectual property and related rights granted by Holdco or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Issuer or such Subsidiary;

(20) Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.03 hereof;

(21) Liens, including pledges and deposits, securing liability for reimbursement and indemnification obligations of insurance carriers providing property, casualty or liability insurance to Holdco or any of its Restricted Subsidiaries in the ordinary course of business;

(22) Lease, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Debt;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens in favor of a banking institution (i) arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(28) Liens securing the Securities and the Security Guarantees; and

(29) other Liens securing Debt in an aggregate principal amount outstanding not to exceed $25.0 million at the time of incurrence.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums (including tender premiums) defeasance costs and fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

(3) in the case of term Debt, such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded (except by virtue of voluntary prepayment);

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of the Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Permitted Refinancing Debt is incurred either by the Issuer or any Guarantor or, if a Restricted Subsidiary that is not a Guarantor is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded, by the Issuer or any Restricted Subsidiary.

The Issuer or any Restricted Subsidiary may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

“Person” means any individual, corporation, partnership, unlimited liability company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Pro Forma Cost Savings” means with respect to any reference period ended on or before any date of determination, the pro forma effect of any cost savings that (1) are attributable to any Specified Transactions (including the Transactions) or discontinued operations, (2) have been calculated on a basis consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the Issue Date and (3) are determined in good faith by a financial officer of the Issuer, as if all such cost savings had been effected as of the beginning of such reference period, decreased by any incremental recurring expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such cost savings.

“Purchase Agreement” means that certain Note Purchase Agreement among Holdco, the Issuer, and the GS Parties dated as of the Issue Date.

“Registered Exchange Offer” means an offer made by the Issuer pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange for outstanding Initial Securities, Exchange Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for in such offer).

“Registration Rights Agreement” means the Registration Rights Agreement dated on or about the Issue Date between the Issuer and the Initial Purchasers party thereto with respect to the Initial Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Required Holdco Holders” means the Holders of a majority in principal amount of the outstanding Holdco Securities under the Holdco Indenture.

“Required Holders” means the holders of a majority in principal amount of the outstanding Securities under this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Security (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Debt” means any Debt secured by a Lien on assets of the Issuer or any Guarantor.

“Securities” means any securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. All Securities shall vote together as one series of Securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Guarantee” means the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities and the Exchange Securities, as set forth in Article 11 hereof. Any Guarantor that is not a party to this Indenture on the Issue Date shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Sections 4.11 and 9.01 substantially in the form of Exhibit I.

“Securityholder” means any Holder of Securities.

“Senior Credit Facility” means the Credit Agreement expected to be dated on or about the Issue Date among Holdco, the Issuer, the Issuer’s Subsidiaries and the financial institutions named therein, and any related notes, mortgages, collateral documents, letters of credit, guarantees, instruments and agreements executed in connection therewith including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time and any one or more debt facilities, indentures, instruments or agreements, receivables facilities or commercial paper facilities with banks, insurance companies or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, mortgages, guarantees, notes, factoring or other receivables financing or letters of credit or other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Debt” means:

(1) all Debt of the Issuer or any Guarantor outstanding under the Senior Credit Facility and all Hedging Obligations with respect thereto (including all Hedging Obligations included in the definition of “Obligations” in the Senior Credit Facility);

(2) any other Debt of the Issuer or any Guarantor (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or the relevant Security Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

(4) any liability for federal, state, local or other taxes owed or owing by the Issuer or any Guarantor;

(5) any Debt of the Issuer or any Guarantor to any Affiliate or, prior to an IPO, any shareholder of the Issuer, or any Guarantor or any of their respective direct or indirect parent companies provided, that for purposes of the foregoing and for the avoidance of doubt, the term Affiliate shall be deemed not to include Sankaty Advisors,

LLC or any investment fund or other account managed or advised by Sankaty Advisors, LLC, which, in each case, invests primarily in fixed income assets or other credit products;

(6) any trade payables or accrued expenses;

(7) that portion of Debt incurred in violation of Section 4.03, 4.15 or 4.16; or

(8) any Disqualified Stock.

“Senior Officer” means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Specified Affiliate Payments” means:

(1) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer, or payments to any direct or indirect parent of the Issuer on account of any such acquisition or retirement for value of any Equity Interests of a direct or indirect parent of the Issuer, held by any future, present or former employee, director, officer or consultant (that is a natural person) of the Issuer, a direct or indirect parent of the Issuer (or any of its Restricted Subsidiaries), or any of their respective estates, spouses or former spouses pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided that the aggregate price paid under this clause (1) shall not exceed $6.0 million in any calendar year, with any unused amount being carried over to the two (2) immediately succeeding calendar years; provided, further, that such amount may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii)(B) of Section 4.04(a) hereof; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (1);

(2) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

(3) dividends, other distributions, loans or other amounts paid by the Issuer to a direct or indirect parent of the Issuer in amounts equal to amounts required for a direct or indirect parent of the Issuer to pay (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate or other existence; (b) federal, state and local income taxes to the extent such income taxes are reasonably attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent reasonably attributable to the income of the Unrestricted Subsidiaries; (c) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such parent or indirect parent; (d) general corporate overhead and operating expenses of any direct or indirect parent company of the Issuer of (A) up to $250,000 per fiscal year prior to an IPO and (B) $3.0 million per fiscal year thereafter; and (e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of any such direct or indirect parent company; and

(4) dividends, other distributions, loans or other amounts paid by the Issuer to Holdco after the fifth anniversary of the Issue Date in the amount not to exceed the AHYDO Amount; provided that Holdco does in fact spend such AHYDO Amount after such fifth anniversary to make the mandatory redemption of Holdco Securities pursuant to Section 3.08 of the Holdco Indenture, as in effect on the date hereof;

provided, however, that any such payments pursuant to clauses (1), (2), (3) and (4) hereof shall be excluded for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.04(a).

“Specified Transaction” means (x) any Investment that results in a Person becoming a Restricted Subsidiary, (y) any purchase or other acquisition of a business of any Person or of assets constituting a business unit, line of business or division of such Person or (z) any Asset Sale (i) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or (ii) of a business, business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Sponsor” means any of Bain, its Affiliates and any funds or partnerships advised or managed by any of Bain and its Affiliates.

“Stated Maturity” means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

“Subordinated Debt” means any Debt of the Issuer or any Restricted Subsidiary that is a Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is contractually subordinate or junior in right of payment to the Securities or the applicable Security Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar function) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Temporary Offshore Global Security” means an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

“Temporary Offshore Global Security Legend” means the legend set forth in Exhibit H.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Transactions” means the transactions contemplated by the Merger Agreement, including the sale of equity interests in a direct or indirect parent of Holdco to members of the Initial Control Group, the issuance of the Holdco Securities, the issuance of the Securities, and the entry into the Senior Credit Facility and the initial borrowings thereunder and the payment of fees and expenses in connection with the foregoing.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 28, 2013; provided, however, that if the period from the redemption date to May 28, 2013, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of

United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 28, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it, and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code in the relevant jurisdiction as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Debt of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that:

(3) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(4) such designation complies with Section 4.04 hereof; and

(5) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than the Equity Interests of Unrestricted Subsidiaries.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, (x) no Default shall have occurred and be continuing and (y) either (1) the Issuer could incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception on a pro forma basis taking into account such designation or (2) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than such Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Security” means a Global Security that bears the Restricted Legend representing Securities issued and sold pursuant to Rule 144A.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled (without regard to the occurrence of any contingency) entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section

Acquisition Ratio Test	Permitted Investments
Affiliate Transaction	4.07(a)
Asset Sale Offer	3.09(a)
Bankruptcy Law	6.01(c)
Calculation Date	1.01
Change of Control Offer	3.09(a)
Change of Control Payment	4.08(a)
Covenant Defeasance	8.01(c)
Coverage Ratio Exception	4.03(a)
Custodian	6.01(c)
Event of Default	6.01(a)
Excess Proceeds	4.06(c)
Guaranteed Obligations	11.01(a)
incur	4.03(a)
Indemnified Party	7.07
Initial Guarantor	Preamble
Issuer	Preamble
Issuer Request	2.02(c)
Legal Defeasance	8.01(b)
Legal Holiday	13.08
non-payment default	10.03(a)(2)
Notice of Default	6.01(d)
Offer Amount	3.09(a)(1)(ii)
Offer Period	3.09(a)(1)
Paying Agent	2.03
Payment Blockage Notice	10.03(a)(2)
payment default	10.03(a)(1)
Permitted Debt	4.03(b)
protected purchaser	2.06
Purchase Date	3.09(a)(1)(ii)
Refunding Capital Stock	4.04(b)(4)
Register	2.11(a)
Registrar	2.03
Repurchase Offer	3.09(a)
Restricted Payments	4.04(a)
Restricted Payments Basket	4.04(a)(iii)
retiring Trustee	7.08
TIA Event	1.03
Treasury Capital Stock	4.04(b)(4)
Trustee	Preamble

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. At all times after the effectiveness of a registration statement under a Registration Rights Agreement (a “TIA Event”), this Indenture will be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture effective upon a TIA Event, except that Section 316 of the TIA is expressly excluded, to the maximum extent permissible thereunder. The following TIA terms have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(c) “or” is not exclusive;

(d) the words “including”, “includes” and similar words shall be deemed to be followed by “without limitation”;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

(g) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;

(h) “will” shall be interpreted to express a command;

(i) references to sections of, or rules under, the Securities Act and Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(j) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(k) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

(l) words used herein implying any gender shall apply to both genders; and

(m) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Form, Dating and Denominations.

(a) The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Security will be dated the date of its authentication. The Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. The Initial Securities will be issued in the form of Certificated Securities.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.12(b)(3), (b)(5), or (c) or Section 2.11(b)(4), each Initial Security (other than a Permanent Offshore Global Security) will bear the Restricted Legend.

(2) Each Global Security will bear the DTC Legend.

(3) Each Temporary Offshore Global Security will bear the Temporary Offshore Global Security Legend.

(c) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Security is eligible for resale pursuant to Rule 144(b) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Security is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer, the Issuer may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such a Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02 Execution and Authentication; Exchange Securities.

(a) An Officer shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b) A Security will not be valid until the Trustee by facsimile or manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver Initial Securities for original issue that may be validly issued under this Indenture and Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Securities after the following conditions have been met; provided that the aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of $300.0 million, except as provided in Section 2.06 hereof:

(1) Receipt by the Trustee of an Officer’s Certificate specifying the following (an “Issuer Request”):

(i) the amount of Securities to be authenticated and the date on which the Securities are to be authenticated,

(ii) whether the Securities are to be Initial Securities or Exchange Securities,

(iii) whether the Securities are to be issued as one or more Global Securities or Certificated Securities, and

(iv) other information the Issuer may determine to include or the Trustee may reasonably request.

(2) In the case of Exchange Securities, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officer’s Certificate to that effect). Initial Securities exchanged for Exchange Securities will be cancelled by the Trustee.

SECTION 2.03 Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder to the extent applicable after a TIA Event. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Upon issuance of any Global Securities, the Issuer shall appoint DTC to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the securities custodian with respect to any Global Securities.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04 Paying Agent to Hold Money in Trust. By 10:00 a.m., New York City time, on each due date of the principal and interest, including Additional Interest, if any, on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest, including Additional Interest, if any, when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, including Additional Interest, if any, on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest, including Additional Interest, if any, on any Security and remaining unclaimed for two years after such principal and interest and Additional Interest, if any, has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, upon receipt of an Issuer Request, authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.07 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08 Temporary Securities. Until Certificated Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Request, authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Request, authenticate Certificated Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer, or if the Issuer so agrees, may destroy canceled Securities, in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.10 CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.11 Registration, Transfer and Exchange.

(a) The Securities will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b) (1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.11 and Section 2.12.

(3) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.11 by noting the same in the Register maintained by the Trustee for such purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such Register; and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Security on or after the regular record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will, upon receipt of an Issuer Request, authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.11.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an interest or an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4) Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 2.12 Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 2.12 and Section 2.11 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Security (or a beneficial interest therein) of the type set forth in column A below for a Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Security	U.S. Global Security	(3)

U.S. Global Security	Offshore Global Security	(2)

U.S. Global Security	Certificated Security	(3)

Offshore Global Security	U.S. Global Security	(4)

Offshore Global Security	Offshore Global Security	(1)

Offshore Global Security	Certificated Security	(5)

Certificated Security	U.S. Global Security	(4)

Certificated Security	Offshore Global Security	(2)

Certificated Security	Certificated Security	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Security. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Security, no certification is required and the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein)

(1) after such Security is eligible for resale pursuant to Rule 144(b) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer.

Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.13 Reg. S Temporary Offshore Global Securities.

(a) Each Security originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the Temporary Offshore Global Security Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after receipt of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Security, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Security shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Security or transferred for an interest in another Global Security or a Certificated Security.

SECTION 2.14 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send or cause to be sent to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the

Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 30 but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.02 Selection. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03 Notice. The Issuer shall give notices of redemption which shall be sent electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. If the GS Parties are not the Required Holders, notices of redemption may not be conditional. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(f) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the Section hereof pursuant to which the Securities called for redemption are being redeemed;

(h) the CUSIP number, if any, printed on the Securities being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is sent, unless such notice of redemption is stated to be conditional, Securities called for redemption become due and payable on the date fixed for redemption and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, including Additional Interest, if any, to the redemption date. If sent in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption.

SECTION 3.05 Deposit of Redemption Price. By 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, including Additional Interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date.

SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall, upon receipt of an Issuer Request, authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07 Optional Redemption.

(a) Except as set forth in Section 3.07(b) or (c), the Securities may not be redeemed prior to May 28, 2013. On that date and thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 28 of the years indicated below:

Year	Percentage

2013	105.750%
2014	103.833%
2015	101.917%
2016 and thereafter	100%

provided, however, that any such redemption shall be subject to Section 3.07(d).

(b) In addition, at any time and from time to time, prior to May 28, 2011, subject to Section 3.07(d), the Issuer may redeem up to 35% of the sum of the aggregate principal amount of Securities issued on the Issue Date at a redemption price equal to a percentage of the principal amount of the Securities being redeemed as of the redemption date equal to 111.5%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering of common stock (or preferred stock, other than Disqualified Stock) of Holdco or a public offering of common stock (or preferred, other than disqualified preferred) stock of any direct or indirect parent of Holdco, the net cash proceeds of which are contributed as common (or preferred, other than disqualified preferred) equity capital to Holdco, or with the net cash proceeds of any common (or preferred, other than disqualified preferred) equity contribution to Holdco; provided that (1) at least 65% of the sum of the aggregate principal amount of Initial Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and (2) such redemption shall occur within 90 days of the date of the closing of such public offering. Notice of any redemption pursuant to this Section 3.07(b) may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such public offering.

(c) At any time prior to May 28, 2013, subject to Section 3.07(d), the Securities may be redeemed in whole or in part at the option of the Issuer. The redemption price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest, if any, to the redemption date (subject to the rights of Holders on relevant record dates to receive interest due on the relevant interest payment date), plus (iii) the Applicable Premium, if any.

(d) Any redemption pursuant to Section 3.07 (a), (b) or (c) shall be in a minimum aggregate principal amount of Securities of $5.0 million (or, if less, the entire principal amount of Securities then outstanding).

(e) Notwithstanding the foregoing, so long as the GS Parties constitute both the Required Holders and the Required Holdco Holders, the Holders of the Securities that the Issuer has elected to redeem pursuant to this Section 3.07, may elect in lieu of having all or any portion of such Securities so redeemed, to require Holdco to voluntarily redeem all or any such portion of the principal amount of Holdco Securities held by such Holder at the applicable redemption price specified in the Holdco Indenture; provided, that if a Holder makes an election to require Holdco to redeem Securities pursuant to this clause (e), the provisions of Section 4.04 shall not apply with respect to any dividend made to the Issuer in order to effect such redemption.

SECTION 3.08 No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

SECTION 3.09 Repurchase Offers.

(a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 4.06 (an “Asset Sale Offer”) or pursuant to Section 4.08 (a “Change of Control Offer”), the Issuer shall follow the procedures specified in this Section 3.09:

(1) Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or (c)) or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by electronic transmission or by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

(i) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06 or 4.08, as the case may be;

(ii) the principal amount of Securities required to be purchased pursuant to Section 4.06, in the case of an Asset Sale Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the “Offer Amount”), the purchase price and, that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

(iii) that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(vi) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Security by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(viii) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

(ix) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(x) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(2) On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, or in the case of a Change of Control Offer, all Securities tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon receipt of an Issuer Request, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, including Additional Interest, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest, including Additional Interest, if any, shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c) Once notice of repurchase is sent in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be required to purchase pursuant to Section 3.02 and/or 4.06, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d) Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities.

(a) The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, Additional

Interest, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

(b) The Issuer shall pay interest on overdue principal at the rate and in the manner specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. The Issuer shall pay interest at a default rate under the circumstances specified in the Securities.

(c) Principal, premium, if any, and interest, including Additional Interest, if any, on the Securities will be payable at the office or agency of the Paying Agent or, at the option of the Issuer, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders of the Securities at their respective addresses set forth in the Register of Holders related to the Securities; provided that all payments of principal, premium, if any, Additional Interest, if any, and interest with respect to any Securities the Holders of which have given wire transfer instructions to the Issuer no later than three Business Days immediately preceding the relevant due date for payment (or such other date as the Issuer may accept in its discretion) will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

SECTION 4.02 Reports.

(a) The Issuer shall provide to the Holders and the Trustee (which may be by electronic means):

(1) as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer ending after the Issue Date, a copy of the consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year and reported on by independent certified public accountants of nationally recognized standing;

(2) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Issuer ending after the Issue Date, copies of the unaudited consolidated balance sheets of the Issuer and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarter in, and year-to-date portion of, the previous year, certified by the chief financial officer, controller or treasurer of the Issuer as being fairly stated in all material respects in accordance with GAAP, subject to normal year-end adjustments and, for so long as the GS Parties constitute all the Holders, the absence of footnotes;

(3) as soon as available, any periodic report on Form 8-K in the form required to be filed with the Commission whether or not the Issuer is then subject to such reporting and filing requirements, provided, that, no financial report for any acquired business will be required to be produced to the extent it is not otherwise reasonably available and no pro forma financials shall be required to be produced in such case.

To the extent any such information is not so provided within the time periods specified above and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(b) The Issuer shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. At all times after a TIA Event, the Issuer also shall comply with the other provisions of TIA § 314(a).

(c) In the event that any direct or indirect parent company, which is a Passive Holding Company of the Issuer becomes a Guarantor of the Securities, the Issuer may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

(d) Delivery of the reports and information to the Trustee under this Section 4.02 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute notice of any information contained therein.

SECTION 4.03 Incurrence of Debt and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including Acquired Debt and Attributable Debt), and the Issuer shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that, the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt and Attributable Debt) and any Restricted Subsidiary may issue Preferred Stock if the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Preferred Stock had been issued, as the case may be, and the application of the net proceeds therefrom had occurred at the beginning of such four-quarter period (the “Coverage Ratio Exception”); provided that the amount of Debt (including Acquired Debt) and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed an amount equal to (A) $20.0 million at any one time outstanding minus (B) the aggregate outstanding amount of Debt or Preferred Stock incurred or issued by Restricted Subsidiaries that are not Guarantors pursuant to clauses (4) and (10) of Section 4.03(b).

(b) The provisions of Section 4.03(a) shall not apply to any of the following items of Debt or Preferred Stock (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt, including letters of credit and bankers’ acceptances (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) under the Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Restricted Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (1) does not exceed the excess of (i) $440.0 million less (ii) the amount of all mandatory principal payments (with respect to revolving borrowings and letters of credit, only to the extent revolving commitments are correspondingly reduced) actually made by the borrower thereunder in respect of Debt thereunder with Net Proceeds from Asset Sales;

(2) (a) the incurrence by the Issuer of Debt represented by the Securities issued on the Issue Date, and (b) the incurrence by the Guarantors of the Securities permitted to be incurred pursuant to the foregoing clause (2)(a) of Debt represented by the guarantees of such Securities;

(3) the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt (including Capital Lease Obligations) incurred or Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the acquisition, construction, lease or improvement of property (real or personal) (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), provided that the aggregate amount of Debt incurred pursuant to this clause (3) at any time outstanding (other than Debt described on Schedule 4.03 together with any Permitted Refinancing thereof) (when aggregated with all Permitted Refinancing Debt in respect thereof) shall not exceed $25.0 million;

(4) (i) Acquired Debt or (ii) Debt or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition; provided that after giving effect to the incurrence of Debt pursuant to this clause (4) (x) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be at least equal to or greater than such Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to such acquisition, and (y) with respect to clause (ii) above, either the Debt incurred to finance an acquisition (a) is unsecured and has a Weighted Average Life to Maturity 6 months greater than the Weighted Average Life to Maturity of the Securities or (b) is funded as an incremental loan under the Senior Credit Facility or as other secured or unsecured Debt, provided that the aggregate principal amount of such Debt at any one time outstanding pursuant to this clause (b) does not exceed $50.0 million; provided, further that no more than $20.0 million of the Debt incurred pursuant to this clause (4), less any amounts incurred by Restricted Subsidiaries that are not Guarantors under Section 4.03(a) or clause (10) of this Section 4.03(b), shall be Debt of any Restricted Subsidiary that is not a Guarantor;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt incurred pursuant to Section 4.03(a) and clauses (2), (3), (4), (5), (7), (9) or (10) of this Section 4.03(b);

(6) the incurrence by the Issuer of intercompany Debt or Preferred Stock owed or issued to and held by any Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or the incurrence by a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer or any other Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor, provided, however, that (a) any such Debt or Preferred Stock of the Issuer or any Guarantor owing to Restricted Subsidiary that is not a Guarantor shall be expressly subordinated and junior in right of payment to the Securities or the Securities Guarantee issued by such Guarantor and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor (except for any pledge of such Debt constituting a Permitted Lien) or (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is neither the Issuer, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor (except for any pledge of such Debt constituting a Permitted Lien), shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer, such Wholly Owned Restricted Subsidiary or such Restricted Subsidiary that is a Guarantor, as the case may be, that was not permitted by this clause (6) subject to the limitations of Section 4.04;

(7) any Debt of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Debt described in clauses (1) or (2));

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) principally for the purpose of fixing or hedging interest rate risk with respect to any Debt that is permitted by the terms of this Indenture to be outstanding or (b) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

(9) (a) the incurrence of any Guarantee by the Issuer or any Guarantor of Debt of the Issuer or a Guarantor or of any Subsidiary that is not a Guarantor, in each case, which Debt was permitted to be incurred by another provision of this covenant and (b) the incurrence of any Guarantee by any Subsidiary that is not a Guarantor of Debt of (i) another Subsidiary that is not a Guarantor or (ii) the Issuer or (iii) a Guarantor; provided that if such Debt is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such guarantor with respect to such Debt shall be subordinated in right of payment to such guarantor’s Guarantee, if any, with respect to the Securities substantially to the same extent as such Debt is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (including Debt of the Foreign Subsidiaries) in an aggregate principal amount, and the issuance by Restricted Subsidiaries of Preferred Stock with a liquidation preference, at any time outstanding, pursuant to this clause (10) not to exceed an amount equal to $45.0 million (of which amount, no more than $20.0 million, less any amounts incurred by Restricted Subsidiaries that are not Guarantors under Section 4.03(a) or clause (4) of this Section 4.03(b), shall be Debt of any Restricted Subsidiary that is not a Guarantor);

(11) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor or any pledge of such Debt constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted under this clause (11);

(12) Debt incurred by the Issuer or any of its Restricted Subsidiaries arising from agreements providing for indemnification or working capital adjustment, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Issuer or any such Restricted Subsidiary pursuant to such agreements, in connection with permitted acquisitions or permitted dispositions of any business, assets or Restricted Subsidiary of the Issuer or any of its Restricted Subsidiaries;

(13) Debt which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(14) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(15) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Issuer and its Restricted Subsidiaries; and

(16) Debt incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence.

(c) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced.

(d) For purposes of determining compliance with this Section 4.03:

(1) the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt (to the extent such guarantee, Lien, letter of credit or similar instrument is otherwise permitted to be incurred) shall be disregarded;

(2) in the event that an item of Debt (or a portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of the definition of Permitted Debt above or is entitled to be incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify (and may, from time to time, re-classify) such item of Debt (or such portion thereof) in any manner that complies with this covenant and such item of Debt (or such portion thereof) shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and additionally, all or any portion of any item of Debt may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (16) above so long as such Debt is permitted to be incurred pursuant to such provision at the time of reclassification; provided that all outstanding Debt under the Senior Credit Facility immediately following the Transactions shall be deemed to have been incurred pursuant to clause (1) of the definition of Permitted Debt and provided, further, that at all times while the GS Parties constitute the Required Holders, any Debt incurred to refinance the Credit Facilities shall be incurred first under clause (1) hereof; and

(3) accrual of interest or dividends (including the issuance of “pay in kind” securities in respect of such accrued interest or dividends), the accretion of accreted value or liquidation preference and the extension of maturity shall not be deemed to be an incurrence of Debt or issuance of Preferred Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued.

(e) In addition to, and not in limitation of, any other restriction imposed by this Section 4.03,

(1) all Debt of the Issuer issued to or acquired by the Sponsor (i) shall have a Stated Maturity no earlier than, and shall not be subject to amortization or mandatory prepayment (other than Repurchase Offers pursuant to Section 3.09, 4.06 and 4.08) thereof prior to, six months after the Stated Maturity of the principal of the Holdco Securities and (ii) shall be subordinated and junior in right of payment to the Holdco Securities and the Securities pursuant to a subordination agreement or other similar contractual arrangements prohibiting any enforcement action on such Debt so long as the Holdco Securities and the Securities are outstanding, as reasonably acceptable to the Required Holders; and

(2) no Debt of any of the Issuer’s Restricted Subsidiaries may be issued to or acquired by the Sponsor.

For purposes of the foregoing restrictions and for the avoidance of doubt, the term Sponsor shall be deemed not to include Sankaty Advisors, LLC or any investment fund or other account managed or advised by Sankaty Advisors, LLC, which, in each case, invests primarily in fixed income assets or other credit products.

SECTION 4.04 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution (including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Issuer and dividends payable to the Issuer or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or any Restricted Subsidiary;

(3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or Stated Maturity, any Subordinated Debt of the Issuer or any Guarantor (excluding any intercompany Debt between the Issuer and any of its Restricted Subsidiaries and any Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries), except the purchase, repurchase or other acquisition or retirement of Subordinated Debt, in each case prior to any scheduled repayment, sinking fund payment or Stated Maturity, of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment, mandatory redemption or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default shall have occurred and be continuing; and

(ii) the Issuer would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception; and

(iii) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (10), (11), (12), (13) and (14)) of the next succeeding paragraph), is less than the sum (without duplication) (the “Restricted Payments Basket”) of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter immediately following the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer from the issue or sale (other than to a Restricted Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than proceeds from Disqualified Equity Interests, and Designated Preferred Stock, Refunding Capital Stock and Excluded Cash Contributions), in either case after the Issue Date; plus

(C) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of that Debt for Equity Interests (other than Disqualified Stock and Excluded Cash Contributions) of the Issuer, together with the net proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer at the time of such conversion or exchange, if any, less the amount of any cash, or the fair market value of any property (other than such Equity Interests), distributed by the Issuer upon such conversion or exchange;

(D) 100% of the aggregate net cash proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer or a Restricted Subsidiary of the Issuer since the Issue Date from Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries, to the extent not otherwise included in Consolidated Net Income of the Issuer for such period; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined in good faith by the Board of Directors of the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture, or the redemption, repurchase or retirement of Subordinated Debt, if at the date of any irrevocable redemption notice such payment would have complied with this Section 4.04;

(2) the making of any Restricted Investment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment are designated in an Officer’s Certificate as Excluded Cash Contributions and shall not increase the Restricted Payments Basket;

(3) the redemption, repurchase, repayment, retirement, defeasance or other acquisition of Subordinated Debt of the Issuer or any Guarantor (A) made by an exchange for, or with the net cash proceeds from, a substantially concurrent incurrence of Permitted Refinancing Debt or (B) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Issuer shall have complied with Section 4.08 or, as the case may be, 4.06 and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

(4) (a) the redemption, repurchase, repayment, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Debt of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (12) of this Section 4.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(5) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(6) to the extent constituting Restricted Payments, the Specified Affiliate Payments; provided that no Default or Event of Default shall have occurred or be continuing at the time of any payments pursuant to Section (1) of the definition of “Specified Affiliate Payments” after giving effect thereto;

(7) Restricted Payments in an aggregate amount not to exceed $35.0 million; provided that no Default or Event of Default shall have occurred or be continuing at the time of any such Restricted Payment after giving effect thereto;

(8) distributions of Capital Stock or Debt of Unrestricted Subsidiaries;

(9) the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer, as the case may be, to fund the payment by any such parent company of the Issuer of dividends on such entity’s common stock) following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer after the Issue Date in any such public offering, other than public offerings of common stock of the Issuer (or any direct or indirect parent company of the Issuer) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Cash Contribution;

(10) Restricted Investments that are made with Excluded Cash Contributions;

(11) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(12) (a)(i) payment of the GS Parties’ transaction expenses and (ii) payment of the Issuer’s and its Affiliates’ transaction expenses, including fees payable to members of the Initial Control Group (in each case to the extent constituting Restricted Payments) and (b) payments to the Issuer’s officers and employees in connection with the Transactions, in the case of (a)(ii) and (b), previously disclosed to the Initial Purchasers;

(13) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (3) of this Section 4.04(b);

provided that no Default or Event of Default shall have occurred or be continuing at the time of any such Restricted Payment after giving effect thereto;

provided, however, in the case of each of (a), (b) and (c) of this clause (12), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding

Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.00 to 1.00; and

(14) other payments required to consummate the Transactions.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

(d) In addition, if any Person (other than a Restricted Subsidiary) in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.04(a)(iii) to the extent that such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

(e) In making the computations required by this covenant:

(1) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period; and

(2) the Issuer or the relevant Restricted Subsidiary shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination; provided that the determination of the fair market value in excess of $20.0 million shall be confirmed by an investment banking, appraisal or accounting firm of national standing.

(f) If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s or any Restricted Subsidiary’s financial statements, affecting Consolidated Net Income of the Issuer for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1) or (5) of Section 4.07(b) below, shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

(g) The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the second paragraph of the definition of “Investments.” Such designation will be permitted only if an Investment in such amount would be permitted at such time under this Section 4.04 or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(1) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a parent company of such Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries that is a parent company of such Restricted Subsidiary;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a parent company of such Restricted Subsidiary; or

(3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a parent company of such Restricted Subsidiary.

(b) Notwithstanding Section 4.05(a), such section shall not apply to encumbrances or restrictions:

(1) under contracts in effect on the Issue Date, including the Senior Credit Facility and the related documentation;

(2) under the Holdco Indenture, the Holdco Securities and related Guarantees (including any Exchange Securities and related Guarantees), this Indenture, the Securities and related Guarantees (including any Exchange Securities and related Guarantees), and any other related agreement entered into after the Issue Date, provided that the encumbrances or restrictions in any such other agreement are not materially more restrictive, taken as a whole, than those contained in this Indenture and the Securities;

(3) under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) existing under or by reason of purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.05(a) above on the property so acquired;

(5) in the case of clause (3) of Section 4.05(a) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture, (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages, or (iv) any Lien on property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(6) existing under or by reason of contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7) on cash or other deposits or net worth imposed by leases and customer contracts entered into in the ordinary course of business;

(8) in customary form under joint venture agreements and other similar agreements which limitations are only applicable to the Person or assets that are the subject of such agreements (and any assets of such Person);

(9) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses;

(10) contained in the terms governing any Debt otherwise permitted to be incurred under this Indenture if (as determined in good faith by the Board of Directors of the Issuer) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of Issuer to make payments on the Securities;

(11) under customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

(12) contained in the terms governing any Secured Debt otherwise permitted to be incurred pursuant to the covenants described under Sections 4.03 and 4.10 that limits the right of the debtor to dispose of the assets securing such Debt;

(13) applicable law or any applicable rule, regulation or order; and

(14) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in such predecessor agreements.

SECTION 4.06 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of

(x) cash or Cash Equivalents; or

(y) (i) all or substantially all of the assets of, or the majority of the Voting Stock of, another Person that thereupon becomes a Restricted Subsidiary engaging in, a Permitted Business; or

(ii) assets that are used or useful in a Permitted Business.

For purposes of this Section 4.06(a)(2), each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Restricted Subsidiary that is a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets or discharged in connection with such Asset Sale;

(ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt; and

(iii) any Designated Non-Cash Consideration received having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.06(a)(2) that is at that time outstanding, not in excess of $20.0 million at the time of receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, or, with respect to clauses (2) and (3) of this Section 4.06(b), if a contract for such investment has been entered into within 365 days after the receipt of any Net Proceeds from an Asset Sale, within 90 days of the date such contract (but only if such 90th day occurs later than the end of such 365 days), the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay Senior Debt, Debt of any Restricted Subsidiary (other than a Guarantor) or Pari Passu Debt (in each case other than Debt owed to the Issuer or a Restricted Subsidiary of the Issuer); provided that if the Issuer or any Restricted Subsidiary shall so reduce Pari Passu Debt, the Issuer shall equally and ratably reduce Obligations under the Securities through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer to the Holders (in accordance with the procedures set forth in Section 4.06(c) and Section 3.09 for an Asset Sale Offer);

(2) to make capital expenditures or to acquire properties or assets that shall be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries; or

(3) to make an Investment in any one or more businesses that shall be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary.

Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowing under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of Section 4.06(b) shall be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $15.0 million the Issuer shall:

(1) make an Asset Sale Offer to all Holders in accordance with Section 3.09; and

(2) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions governing such Debt requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amount of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such Asset Sale Offer to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (if any) to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture and the Securities.

(d) If any Excess Proceeds remain after completion of an Asset Sale Offer and, if applicable, any prepayment, purchase, redemption or tender of or for Pari Passu Debt, the Issuer and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis as provided in Section 3.09. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Issuer, in its sole discretion, may commence an Asset Sale Offer prior to the expiration of 365 days (or such longer period provided above) after the occurrence of an Asset Sale or with respect to Excess Proceeds of $20.0 million or less.

SECTION 4.07 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Person that, prior to such transaction, was an Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

(i) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.07(a) and that such Affiliate Transaction has been approved by the Board of Directors; and

(ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

(b) Notwithstanding Section 4.07(a), none of the following shall be prohibited by this Section 4.07 (or be deemed to be an Affiliate Transactions):

(1) the payment of management, consulting, monitoring, advisory, transaction and termination fees so long as they are paid pursuant to the Management Agreement and related indemnities and expenses so long as no Default or Event of Default under clauses (1), (2), (9) or (10) of Section 6.01(a) shall have occurred and be continuing at the date of such payment or would result therefrom (it being understood that following the cure of all such Events of Default, such payments may be made); provided, that such limitation shall not apply with respect to indemnities and expenses which do not exceed $250,000 in the aggregate,

(2) transactions between or among the Issuer or any of its Wholly-Owned Restricted Subsidiaries or any Restricted Subsidiary that is a Guarantor,

(3) Restricted Payments and Permitted Investments permitted by this Indenture,

(4) the payment of the fees or expenses incurred or paid by the Issuer in connection with the Transactions, the Senior Credit Facility, the Holdco Indenture, this Indenture and the transactions contemplated hereby and thereby,

(5) the issuance of Capital Stock or Equity Interests of the Issuer to the management of the Issuer or any of its Restricted Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (6) of this Section 4.07(b) or, if otherwise permitted hereunder, to any Affiliate of the Issuer,

(6) loans, advances and other transactions between or among the Issuer and its Restricted Subsidiaries to the extent otherwise permitted under this Article 4,

(7) employment, stock option plans, management equity, incentive plans and severance arrangements between the Issuer and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business,

(8) the payment of customary compensation and fees and reasonable out of pocket costs to, and indemnities provided on behalf of (and entering into related agreements with), directors, managers, consultants, officers and employees of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, as determined in good faith by the Board of Directors of the Issuer or senior management thereof,

(9) (i) transactions disclosed by Bright Horizons in its most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Commission prior to January 14, 2008 and (ii) transactions pursuant to agreements entered into thereafter and in existence on the Issue Date or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Holders,

(10) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the

Issue Date shall only be permitted by this clause (10) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Securities in any material respect than the original agreement as in effect on the Issue Date,

(11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof that are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party, or

(12) payments or loans (or cancellation of loans) to employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the Board of Directors in good faith.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, thereon, if any, to the date of purchase.

(b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

SECTION 4.09 Compliance Certificates. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signer of its duties as Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. At all times after a TIA Event, the Issuer also shall comply with Section 314(a)(4) of the TIA.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five Business Days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.10 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are Guarantors to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or such other obligations are no longer obligations of the Issuer or any of its Restricted Subsidiaries that are Guarantors; provided that:

(a) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the Security Guarantees, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

(b) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

Any Lien created for the benefit of the Holders of the Securities pursuant to this Section 4.10 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described above in this Section 4.10 that triggered the obligation to secure the Securities and the Security Guarantees.

SECTION 4.11 Additional Security Guarantees.

(a) If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date and such Domestic Subsidiary is a guarantor of any Obligations under a Credit Facility, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a Security Guarantee in accordance with the provisions of this Indenture within 30 days of the later of (a) the date on which it was acquired or created or (b) on which it becomes a guarantor of such Credit Facility.

(b) Any Security Guarantee given by any Restricted Subsidiary shall be automatically released at such time as the holders of the Debt under the Credit Facility release their guarantees by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt).

(c) Any Restricted Subsidiary that is required to become a Guarantor shall do so by executing and delivering to the Trustee a supplemental indenture hereto as provided in Section 9.01.

(d) The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

SECTION 4.12 Business Activities. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.13 Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate actions and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

SECTION 4.14 Corporate Existence. Except as otherwise provided in this Article 4 and Article 5 and as described in Schedule I to the Credit Agreement for the Senior Credit Facility, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time); provided, however, that the Issuer shall not be required to preserve the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

SECTION 4.15 Limitation on Layered Debt. The Issuer shall not incur any Debt that is (a) expressly subordinate in right of payment to any Senior Debt and (b) senior in any respect in right of payment of Securities. No Restricted Subsidiary that is a Guarantor shall incur any Debt that is (a) expressly subordinate in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Security Guarantee of such Guarantor. In addition, so long as the GS Parties constitute the Required Holders, neither the Issuer nor a Restricted Subsidiary that is a Guarantor shall incur any Secured Debt (including any second lien debt or

“first loss” tranche secured debt) which is, by its express terms, subordinated as to rights to receive proceeds of collateral to any other Secured Debt of the Issuer or a Restricted Subsidiary that is a Guarantor secured in whole or in part by the same collateral.

SECTION 4.16 Business of Holdco and its Subsidiaries. Holdco will not own any material assets, have any material liabilities or engage in any material business other than (1) the direct ownership of 100% of the Capital Stock of the Issuer, (2) the consummation of the Transactions (including the entry into other agreements relating to or necessary to consummate the Transactions), (3) the Holdco Securities, (4) (x) for so long as the Holdco Securities remain outstanding, Debt consisting of guarantees of the Senior Credit Facility and the Securities (and Holdco may enter into any agreements in connection with such Debt) and (y) thereafter, any other Debt that is not Guaranteed by the Issuer or any of its Restricted Subsidiaries, (5) customary agreements in connection with any issuance of Equity Interests otherwise permissible under the terms of this Agreement, (6) contractual obligations and activities incidental thereto (other than contractual obligations evidencing Debt) entered into in the ordinary course of and relating to Holdco’s business as a passive holding company, and (7) nonconsensual obligations imposed by operation of law.

ARTICLE 5

SUCCESSOR ISSUER

SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer.

(a) The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default exists;

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (ii) have a Consolidated Fixed Charge Coverage Ratio at least equal to the Consolidated Fixed Charge Coverage Ratio of the Issuer for such four-quarter reference period; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

(b) In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries’ properties or assets in one or more related transactions, to any other Person.

(c) Notwithstanding the foregoing, clauses (3) and (4) (and, in the case of clause (1) below, clause (5)) of Section 5.01(a) shall not apply to:

(1) the merger of Bright Horizons and the Issuer occurring on the Issue Date pursuant to the Merger Agreement;

(2) the consolidation or merger of the Issuer with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Issuer or the transfer of assets to a Restricted Subsidiary of the Issuer or from a Restricted Subsidiary of the Issuer to the Issuer; and

(3) any merger or consolidation of the Issuer with an Affiliate formed solely for the purpose of reforming the Issuer in another jurisdiction or solely for the purpose of facilitating the formation of a direct or indirect parent of the Issuer.

(d) For purposes of this Section 5.01, the sale, assignment, transfer, lease, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which property or assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(e) Upon any consolidation or merger or any transfer (other than a lease) of all or substantially all of the assets of the Issuer in accordance with this Section 5.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Securities and this Indenture with the same effect as if such successor entity had been named in this Indenture as the Issuer, and the Issuer (except in the case of a transfer of less than all of the assets of the Issuer) shall be released from the obligations under the Securities, this Indenture and any Registration Rights Agreement.

SECTION 5.02 Merger or Consolidation of a Guarantor.

(a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or, in the case of a Guarantor, another Guarantor) unless:

(1) (A) subject to the provisions of Section 11.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture and any Registration Rights Agreement; and

(B) immediately after giving effect to such transaction, no Default exists; or

(2) the transaction is made in compliance with clauses (1) and (2) of Section 4.06(a) hereof.

(b) Upon any consolidation or merger in which a Guarantor is not the continuing corporation in accordance with (a)(1) above, except as set forth in Section 11.02(b), the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Guarantee, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default and Remedies.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days in the payment when due of interest, including Additional Interest, if any, on the Securities (whether or not prohibited by Article 10);

(2) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities (including upon mandatory redemption), and any failure of the Issuer to make a Change of Control Offer or Asset Sale Offer when required or to purchase Securities required to be purchased in connection therewith (whether or not prohibited by Article 10);

(3) failure by the Issuer to comply with Section 5.01;

(4) failure by the Issuer for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with Section 4.03, 4.04, 4.06, 4.07, 4.10, 4.15 or 4.16; provided, however, at all times while the GS Parties constitute the Required Holders, an Event of Default shall occur upon the occurrence of such failure;

(5) failure by the Issuer for 60 days after receipt of notice given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding specifying such failure to comply with any other Sections of this Indenture or the Securities (other than a default referred to in clauses (1), (2), (3) and (4) above);

(6) (A) the failure by the Issuer or any Restricted Subsidiary that is a Guarantor to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default or (B) or, while the GS Parties constitute the Required Holders, a default occurs with respect to any Debt of Holdco, the Issuer or any Restricted Subsidiary that is a Guarantor that ranks pari passu with the Securities or the relevant Security Guarantee or constitutes Subordinated Debt, which default permits the holder or holders thereof (or any trustee or agent on their behalf) to accelerate that Debt (giving effect to any applicable grace period), and, in the case of (A) or (B) the total amount of such Debt unpaid or accelerated or in default at the time exceeds $20.0 million in the aggregate for all such Debt;

(7) any judgment or decree for the payment of money in excess of $20.0 million in the aggregate for all such judgments(net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or which are covered by insurance (unless the Issuer’s insurance carriers have denied coverage in respect thereof) in the event any appeal thereof shall be unsuccessful) is entered against Holdco, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(8) except as permitted by this Indenture, any Security Guarantee by a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

(9) Holdco, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) or takes any comparable action under any foreign laws relating to insolvency;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdco, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of Holdco, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdco, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days;

(11) while the GS Parties constitute the Required Holders: (A) the occurrence of (x) any material breach of the representations and warranties contained in Section 4 of the Purchase Agreement which do not contain materiality or material adverse effect qualifiers or (y) any breach of the representations and warranties contained in Section 4 of the Purchase Agreement which contain materiality or material adverse effect qualifiers or (B) failure by the Issuer for 30 days after receipt of notice from the GS Parties specifying such failure to comply, or cause the compliance of, in all material respects with any of the covenants contained in the Purchase Agreement; or

(12) Holdco ceases to beneficially own, directly or indirectly, all of the Equity Interests of the Issuer.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. For purposes of this Section 6.01, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(d) A Default under clause (4) (except as otherwise set forth in the proviso to such clause (4)) or (5) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time, if applicable, specified in clauses (4) and (5) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 6.01(a) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal amount of and accrued but unpaid interest, including Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest, including Additional Interest, if any, shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (9) or (10) of Section 6.01(a) occurs with respect to the Issuer, the principal of and interest, including Additional Interest, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest, including Additional Interest, if any, that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies. If, at any time while the GS Parties constitute the Required Holders, unless waived by the GS Parties, a Default in the payment when due of interest on, principal of, or premium, if any, on, the Securities or an Event of Default has occurred and is continuing, then in each case the Securities will accrue interest at the stated interest rate on the Securities plus the Default Interest Rate until the earlier of such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of the Securities not paid when due will accrue interest at the stated interest rate on the Securities plus the Default Interest Rate until such time as such amounts are paid in full, including any interest thereon (to the extent that the payment of such overdue interest shall be legally enforceable). Default interest shall be payable in cash on demand and, to the extent applicable, in accordance with Section 2.14 hereof.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest, including Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest, including Additional Interest, if any, on, or the principal of, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest, including Additional Interest, if any, when due, no Securityholder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing or the Trustee has received such notice from the Issuer;

(b) Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(c) such Holders have offered and, if requested, provided the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer and, if requested, the provision of such security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Securityholder shall not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. The limitation set forth in this Section 6.06 shall not apply to the GS Parties so long as the GS Parties constitute the Required Holders.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest, including Additional Interest, if any, on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the holders of Senior Debt to the extent required by Article 10;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA after a TIA Event has occurred.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the extent permitted by law, to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate.

(l) The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4.

(m) The Trustee shall have no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(n) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or an indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof or (ii) to see to any insurance.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co registrar or co paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 and Sections 310(b) and 311 of the TIA after a TIA Event has occurred.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication and no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of the information included or incorporated by reference in the offering memorandum or any other information supplied in connection with the Securities.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall send to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest, including Additional Interest, if any, on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders. The Issuer shall deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under clause (1) or (2) of Section 6.01(a) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

SECTION 7.06 Reports by Trustee to Holders. At all times after a TIA Event, the Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted by the next succeeding July 14. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof actually know of any Default or Event of Default that occurred during the previous year.

A copy of each report at the time of its delivery to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s counsel, agents, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against or investigating any claim or liability (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have one separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld). In no event shall the Issuer be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Issuer has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer, and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in clause (9) or (10) of Section 6.01(a) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee hereunder, except that are held in trust to pay amounts due on the Securities.

SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article 7.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. After the occurrence of a TIA Event, the Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. After the occurrence of a TIA Event, the Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against Issuer. After the occurrence of a TIA Event, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

(b) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities and any Security Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in this Article 8, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest, including Additional Interest, if any, on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Article 2 and Sections 4.01, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section 7.02 and Section 7.07 shall survive), and (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the

Issuer’s and the Guarantor’s obligations in connection therewith and (iv) this Section 8.01 and Section 8.02. Subject to compliance with this Article 8, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c) subject to the satisfaction of the conditions set forth in Section 8.02, each Guarantor shall be released from its Security Guarantee and the Issuer and each Guarantor shall be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 5.01(a)(4) and 5.02 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3) (with respect to compliance with Section 5.01(a)(4)), 6.01(a)(4) (with respect to Sections 4.03, 4.04, 4.06, 4.07, 4.10, 4.15 and 4.16), 6.01(a)(5) (with respect to compliance with Sections 4.02, 4.05, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.14), 6.01(a)(6), 6.01(a)(7), 6.01(a)(9), 6.01(a)(10) (with respect to Restricted Subsidiaries of the Issuer only), Section 6.01(a)(10) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(a)(11) and 6.01(a)(12) shall not constitute Events of Default.

SECTION 8.02 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee (or another qualifying trustee; for purposes of this Section 8.02 and Section 8.04, the term “Trustee” shall include such other qualifying trustee), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, including Additional Interest, if any, on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;

(g) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(h) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance (other than the expiration of the 91-day period referred to above) have been complied with.

SECTION 8.03 Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Additional Interest, if any, thereon;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.02 and Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 8.03, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive.

SECTION 8.04 Deposited Money and Government Notes to Be Held in Trust; Miscellaneous Provisions. Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any

Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Indenture.

SECTION 8.05 Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest, including Additional Interest, if any, on any Security and remaining unclaimed for two years after such principal, premium or interest, including Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest, including Additional Interest, if any, on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01 Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

(a) to cure any ambiguity, mistake, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger, consolidation or sale of assets;

(d) to release any Security Guarantee in accordance with Section 11.02(b);

(e) to provide for additional Guarantors;

(f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(h) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Securities;

(i) to make any change that would provide any additional rights or benefits to the Holders or that, as determined by the Board of Directors of the Issuer in good faith, does not adversely affect the legal rights of any such Holder under this Indenture; or

(j) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA after a TIA Event has occurred.

After an amendment or supplement under this Section 9.01 becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.01.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit I hereto, and delivery of an Officer’s Certificate.

SECTION 9.02 With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Notwithstanding the foregoing, (I) without the consent of each Securityholder affected, an amendment, supplement or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(a) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal amount or change the fixed maturity of any Security, reduce any premium payable upon, or change the dates (to earlier dates) of, redemption of any Security (other than provisions applicable to Section 4.06 or 4.08);

(c) reduce the rate of or change the time for payment of interest on any Security;

(d) waive a Default in the payment of principal of or premium, if any, or interest, including Additional Interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(e) make any Security payable in money other than that stated in the Securities;

(f) impair the rights of the Holders to receive payments of principal of or premium, if any, or interest, including Additional Interest, if any, on the Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Securities;

(g) after the time a Change of Control Offer or Asset Sale Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(h) make any change in Section 9.01 or this Section 9.02; or

(i) except as permitted by Section 11.02(b), release any Security Guarantee;

and (II) no provision of this Indenture that applies only while the GS Parties constitute the Required Holders shall be amended or waived without the consent of such of the GS Parties who then are the Holders of the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section.

SECTION 9.03 Compliance with Trust Indenture Act. Every amendment, supplement or waiver to this Indenture or the Securities effected after the occurrence of a TIA Event shall comply with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall, upon receipt of an Issuer Request, authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

SUBORDINATION OF THE SECURITIES

SECTION 10.01 Agreement to Subordinate. The Issuer agrees, and each Securityholder by accepting a Security agrees, that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of the Issuer and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Issuer. The Securities shall in all respects rank pari passu with all other Pari Passu Debt of the Issuer and only Debt of the Issuer that is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

SECTION 10.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities for the benefit of creditors, the holders of Senior Debt shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt, except that Holders of Securities may receive and retain:

(a) Permitted Junior Securities; and

(b) payments made from the trust described under Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the provisions of this Article 10).

SECTION 10.03 Default on Senior Debt.

(a) The Issuer shall not make any payment or distribution upon or in respect of the Securities (except from the trust described under Article 8) if:

(1) a default in the payment of any Obligations with respect to Designated Senior Debt of the Issuer occurs and is continuing beyond any applicable grace period (a “payment default”) or any other default on Designated Senior Debt of the Issuer occurs and the maturity of such Designated Senior Debt is accelerated and not paid in full, in cash or Cash Equivalents, in accordance with its terms; or

(2) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt of the Issuer that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a “non-payment default”) and, in the case of this clause (2) only, the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

(b) Payments on the Securities may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of any such Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

(2) in case of a non-payment default, the earliest of (I) the date on which such non-payment default is cured or waived, (II) 179 days after the date on which the applicable Payment Blockage Notice is received, and (III) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt of the Issuer rescinding the Payment Blockage Notice (such period beginning upon the delivery of a Payment Blockage Notice and ending on the earlier of clauses (I) to (III), the “Payment Blockage Period”), unless the maturity of any such Designated Senior Debt has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the Securities that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(e) In any event, notwithstanding the foregoing, (x) no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect and (y) so long as there shall remain outstanding Designated Senior Debt under the Senior Credit Facility, a Payment Blockage Notice may only be given by the Representatives thereunder.

SECTION 10.04 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify the Representative of the lenders under the Senior Credit Facility of the acceleration. If payment on the Securities is accelerated prior to the payment in full in cash of all Designated Senior Debt, the Issuer may not make any payment with respect to the Securities until five business days after the holders of such Designated Senior Debt (or their representatives) have received written notice of such acceleration, and then only to the extent not prohibited by this Article 10.

SECTION 10.05 When Distribution Must Be Paid Over.

(a) If the Trustee, any Paying Agent or any Holder receives a payment in respect of the Securities (except in Permitted Junior Securities or from the trust described under Article 8) when:

(1) the payment is prohibited by this Article 10; and

(2) the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

the Trustee, Paying Agent or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Issuer. Upon the written request of the holders of such Senior Debt, the Trustee, Paying Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Senior Debt or their Representative.

(b) Notwithstanding the foregoing, the Trustee or any Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article 10. The Issuer, the Registrar or co-registrar, any Paying Agent, a Representative or a holder of Senior Debt of the Issuer may give the notice; provided, however, that, if an issue of Senior Debt of the Issuer has a Representative, only the Representative may give the notice. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Issuer (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Issuer or a Representative thereof.

SECTION 10.06 Subrogation. If and when all Senior Debt of the Issuer is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of the Issuer to receive distributions applicable to Senior Debt of the Issuer. A distribution made under this Article 10 to holders of Senior Debt of the Issuer which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on Senior Debt of the Issuer.

SECTION 10.07 Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Debt of the Issuer. Nothing in this Indenture shall:

(a) impair, as between the Issuer and Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(b) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Issuer to receive distributions otherwise payable to Securityholders; or

(c) affect the relative rights of Securityholders and creditors of the Issuer other than their rights in relation to the holders of Senior Debt.

SECTION 10.08 Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt of the Issuer to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

SECTION 10.09 Rights of Trustee and Paying Agent. The Trustee (or any Authenticating Agent hereunder) in its individual or any other capacity may hold Senior Debt of the Issuer with the same rights it would have if it were not Trustee (or Authenticating Agent hereunder). The Registrar and any co-registrar and any Paying Agent may do the same with like rights. The Trustee (and any Authenticating Agent hereunder), the Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Issuer which may at any time be held by them, to the same extent as any other holder of Senior Debt of the Issuer; and nothing in Article 7 shall deprive the Trustee (or any Authenticating Agent hereunder) or any such other Person of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuer, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11 Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of the Issuer or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Debt of the Issuer or any other creditor of the Issuer, so long as the deposit of money or Government Notes into such trust was made in accordance with the provisions of Article 8 and did not violate the provisions of this Article 10 at the time such deposit was made.

SECTION 10.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee, any Paying Agent and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representative for the holders of Senior Debt of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Issuer and other Debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt of the Issuer held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee or Paying Agent pursuant to this Article 10.

SECTION 10.14 Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.15 Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10. The Trustee or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of Senior Debt of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16 Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuer, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 10.17 Trustee’s Compensation Not Prejudiced. Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 11

SECURITY GUARANTEES

SECTION 11.01 Security Guarantees.

(a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. To the extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. To the extent permitted by applicable law, each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02 Limitation on Liability; Release.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the Senior Credit Facility) without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) In the event of:

(1) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise;

(2) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer;

(3) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Securities Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(4) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(5) the Issuer exercising Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

then the Person acquiring such assets (in the case of clause (1) and notwithstanding Section 5.02) or such Guarantor (in the case of clause (2), (3), (4) and (5)) shall be automatically and irrevocably released and relieved of any obligations under its Security Guarantee and this Indenture; provided that such sale or other disposition is in compliance with this Indenture, including Section 4.06 (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with Section 4.06 needs to be so applied).

(c) If the Security Guarantee of any Guarantor terminates pursuant to the foregoing provisions or pursuant to Section 4.11(b) such Person shall cease to be a Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations under its Security Guarantee and hereunder. It is expressly acknowledged that the application of the Net Proceeds of any such sale or other disposition referred to in subsection (b) in accordance with Section 4.06 following the date of such release shall not be a condition precedent to such release and any failure to make such application as required by such Section 4.06 shall not cause the revocation of any such release (it being understood that such failure shall constitute a Default or Event of Default, as applicable).

SECTION 11.03 Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06 Execution and Delivery of the Security Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit I) evidences the Security Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security after authentication by the Trustee constitutes due delivery of the Security Guarantee set forth in the Indenture on behalf of each Guarantor.

ARTICLE 12

SUBORDINATION OF THE SECURITY GUARANTEES

SECTION 12.01 Agreement to Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that such Guarantor’s obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of such Guarantor. The obligations of a Guarantor under this Article 12 shall in all respects rank pari passu with all other Pari Passu Debt of such Guarantor, and only Debt of such Guarantor that is Senior Debt shall rank senior to the obligations of such Guarantor in this Article 12 in accordance with the provisions set forth herein.

SECTION 12.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshaling of any Guarantor’s assets and liabilities for the benefit of creditors, the holders of Senior Debt shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt, except that Holders of may receive and retain:

(a) Permitted Junior Securities; and

(b) payments made from the trust described under Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the provisions of this Article 12).

SECTION 12.03 Default on Senior Debt of a Guarantor.

(a) A Guarantor may not make any payment or distribution upon or in respect of its Security Guarantee (except from the trust described under Article 8) if:

(1) a payment default occurs and is continuing beyond any applicable grace period with respect to Designated Senior Debt of such Guarantor or any other default on any such Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated and not paid in full, in cash or Cash Equivalents, in accordance with its terms; or

(2) a non-payment default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of this clause (2) only, the Trustee receives a Payment Blockage Notice in respect of such default from such Guarantor, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

(b) Payments on such Security Guarantee may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of any such Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

(2) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the Securities that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(e) In any event, notwithstanding the foregoing, (x) no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect and (y) so long as there shall remain outstanding Designated Senior Debt under the Senior Credit Facility, a Payment Blockage Notice may only be given by the Representatives thereunder.

SECTION 12.04 Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee shall promptly notify the Issuer, and the Issuer shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Senior Credit Facility of the acceleration. If payment on the Securities is accelerated prior to the payment in full in cash of all Designated Senior Debt, such Guarantor may not make any payment with respect to its Security Guarantee until five business days after the holders of such Designated Senior Debt (or their representatives) have received written notice of such acceleration, and then only to the extent not prohibited by this Article 12.

SECTION 12.05 When Distribution Must Be Paid Over.

(a) If the Trustee, any Paying Agent or any Holder receives a payment in respect of the Security Guarantee of any Guarantor (except in Permitted Junior Securities or from the trust described under Article 8) when:

(1) the payment is prohibited by this Article 12; and

(2) the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

the Trustee, Paying Agent or Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of such Guarantor. Upon the written request of the holders of such Senior Debt, the Trustee, Paying Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Senior Debt or their Representative.

(b) Notwithstanding the foregoing, the Trustee or Paying Agent may continue to make payments on such Securities Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article 12. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of such Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of such Guarantor has a Representative, only the Representative may give the notice. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of any Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of such Guarantor or a Representative thereof.

SECTION 12.06 Subrogation. If and when all Senior Debt of a Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article 12 to holders of Senior Debt of such Guarantor which otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on Senior Debt of such Guarantor.

SECTION 12.07 Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

(a) impair, as between a Guarantor and Securityholders, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in Article 11;

(b) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Securityholders; or

(c) affect the relative rights of Securityholders and creditors of such Guarantor other than their rights in relation to the holders of Senior Debt.

SECTION 12.08 Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09 Rights of Trustee and Paying Agent. The Trustee (or any Authenticating Agent hereunder) in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee (or Authenticating Agent hereunder). The Registrar and any co-registrar and any Paying Agent may do the same with like rights. The Trustee (and any Authenticating Agent hereunder), the Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Guarantor which may at any time be held by them, to the same extent as any other holder of Senior Debt of such Guarantor; and nothing in Article 7 shall deprive the Trustee (or any Authenticating Agent hereunder) or any such other Person of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11 Article 12 Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Guarantor to make a payment on any of its Obligations under its Security Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to this Article 12.

SECTION 12.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of any Guarantor or subject to the restrictions set forth in this Article 12, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Debt of any Guarantor or any other creditor of the Issuer, so long as the deposit of money or Government Notes into such trust was made in accordance with the provisions of Article 8 and did not violate the provisions of this Article 12 at the time such deposit was made.

SECTION 12.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee, any Paying Agent and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article

12, and, if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee or Paying Agent pursuant to this Article 12.

SECTION 12.14 Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of each of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.15 Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor. With respect to the holders of Senior Debt of the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12. The Trustee or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.16 Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 12.17 Trustee’s Compensation Not Prejudiced. Nothing in this Article 12 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control at all times after a TIA Event.

SECTION 13.02 Notices. Any notice or communication shall be in writing and delivered, electronically, in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Bright Horizons Family Solutions, Inc.

200 Talcott Avenue South

Watertown, MA 02471-9177

Attention: James Plocica

Telephone: (617) 673-8000

Facsimile: (617) 673-8653

with a copy to:

Bain Capital Partners, LLC

111 Huntington Ave.

Boston, MA 02199

Attention: David Humphrey

Facsimile: (617) 516-2113

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Byung Choi

Telephone: (617) 951-7000

Facsimile: (617) 235-0452

if to the Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Telephone: (302) 636-6000

Facsimile: (302) 636-4145

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Securityholder shall be made in compliance with Section 313(c) of the TIA so long as a TIA Event has occurred and sent to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03 Communication by Holders with Other Holders. After a TIA Event has occurred, Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities, and the Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA after a TIA Event has occurred.

SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent and for purposes of determining the requisite percentage of the Required Holders Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.10 No Recourse Against Others. A director, officer, member, partner, manager, incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.11 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14 Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.15 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BRIGHT HORIZONS ACQUISITION CORP.

By:	/s/ David Lissy
Name: David Lissy
Title: President and Chief Executive Officer

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ David Lissy
Name: David Lissy
Title: President and Chief Executive Officer

[Issuer Indenture Signature Page]

WILMINGTON TRUST COMPANY

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Financial Services Officer

[Trustee Indenture Signature Page]

EXHIBIT A

[FACE OF SECURITY]

BRIGHT HORIZONS ACQUISITION CORP.

11  1/2% Senior Subordinated Note Due 2018

[CUSIP] [CINS]

No.                     $

Bright Horizons Acquisition Corp., an entity organized under the laws of Delaware (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                     DOLLARS ($        ) [or such other amount as indicated on the Schedule of Exchange of Securities attached hereto]1 on May 28, 2018.

Interest Rate: 11 1/2% per annum.

Interest Payment Dates: March 31, June 30, September 30 and December 31 commencing September 30, 2008.

Regular Record Dates: March 15, June 15, September 15 and December 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE OF THIS SECURITY, THE HOLDER OF THIS SECURITY MAY REQUEST, AND WILL PROMPTLY BE MADE AVAILABLE UPON SUCH REQUEST, THE FOLLOWING INFORMATION WITH RESPECT TO THE SECURITY: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY. SUCH INFORMATION WILL BE PROVIDED BY BRIGHT HORIZONS FAMILY SOLUTIONS, INC., 200 TALCOTT AVENUE SOUTH, WATERTOWN, MA 02471-9177, ATTENTION: JAMES PLOCICA

[1]	For Global Securities only

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

BRIGHT HORIZONS ACQUISITION CORP.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 11 1/2% Senior Subordinated Notes due 2018 described in the Indenture referred to in this Security.

Date:	WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

BRIGHT HORIZONS ACQUISITION CORP.

11 1/2% Senior Subordinated Note Due 2018

1. Principal and Interest.

The Company promises to pay the principal of this Security on May 28, 2018.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate equal to 11 1/2% per annum.

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the March 15, June 15, September 15 and December 15 immediately preceding the interest payment date) on each interest payment date, commencing September 30, 2008.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security] 2 (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/the date this Security was issued]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay all Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest at a rate per annum equal to the interest rate otherwise payable on this Security plus 2%, provided that if an Event of Default occurs, the GS Parties constitute the Required Holders, and the GS Parties have made demand therefor, the entire principal amount of the Securities shall bear interest at a rate per annum which is 2% plus the otherwise applicable interest rate from the date of such non-payment until paid in full or the applicable Event of Default has otherwise been cured or waived.

[2]	Include only for Exchange Security.

2. Indentures; Security Guarantee.

This is one of the Securities issued under an Indenture dated as of May 28, 2008 (as amended from time to time, the “Indenture”), among the Company, the guarantors from time to time party thereto and Wilmington Trust Company, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and at all times after a TIA Event, those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are unsecured senior subordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $300.0 million. This Security is guaranteed by the Guarantors as set forth in the Indenture. The guarantees are subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt).

3. Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Subordination.

This Security is subordinated to Senior Debt of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

5. Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

6. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

7. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

8. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

9. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows: ☐

Check One

☐	(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐	(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐	(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[3]

By:
To be executed by an executive officer

[3]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box:  ☐

If you wish to have a portion of this Security purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount (in original principal amount) below:

$        .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:[4]

[4]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[5]	For Global Securities.

EXHIBIT B

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

B-1

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT D

REGULATION S CERTIFICATE

            ,

Wilmington Trust Company, as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Fax: (302) 636-4145

Re:	Bright Horizons Acquisition Corp. (the “Company”)

11 1/2% Senior Subordinated Notes

due 2018 (the “Securities”) Issued under

the Indenture (the “Indenture”) dated as

of May 28, 2008 relating to the Securities

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Securities issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

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3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.

4.	The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT E

RULE 144A CERTIFICATE

            ,

Wilmington Trust Company, as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Fax: (302) 636-4145

Re:	Bright Horizons Acquisition Corp. (the “Company”)

11 1/2% Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of May 28, 2008 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100.0 million in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT F

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE1

Wilmington Trust Company, as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Fax: (302) 636-4145

Re:	Bright Horizons Acquisition Corp.

11 1/2% Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of May 28, 2008 relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Securities and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Securities.

4.	We are not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Securities to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Securities or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wilmington Trust Company, as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Fax: (302) 636-4145

Re:	Bright Horizons Acquisition Corp. (the “Company”)

11 1/2% Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of May 28, 2008 relating to the Securities

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Securities issued under the Indenture and represented by a Temporary Offshore Global Security (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wilmington Trust Company, as Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Capital Markets / Bright Horizons

Fax: (302) 636-4145

Re:	Bright Horizons Acquisition Corp. (the “Company”)

11 1/2% Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of May 28, 2008 relating to the Securities

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Securities represented by a Temporary Offshore Global Security issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Securities represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.

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EXHIBIT I

SUPPLEMENTAL INDENTURE

dated as of             ,

among

BRIGHT HORIZONS ACQUISITION CORP.,

The Guarantor(s) Party Hereto

and

WILMINGTON TRUST COMPANY,

as Trustee

11 1/2% Senior Subordinated Notes due 2018

I-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,         , among BRIGHT HORIZONS ACQUISITION CORP., a under the laws of Delaware corporation (the “Company”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdco”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust Company, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of May 28, 2008 (the “Indenture”), relating to the Company’s 11 1/2% Senior Subordinated Notes due 2018 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BRIGHT HORIZONS ACQUISITION CORP., as Company

By:
Name:
Title:

BRIGHT HORIZONS CAPITAL CORP., as Holdco

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

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